Exhibit 99.1

We Put Horsepower to Work.

TWIN DISC

1Q 2027

Earnings Presentation

NASDAQ: TWIN



Disclosures

Safe Harbor

This presentation contains statements that are forward-looking within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's current expectations that are based on assumptions that are subject to risks and uncertainties. Actual results may vary because of variations between these assumptions and actual performance. Investors are referred to Twin Disc's fiscal year 2026 Annual Report and Form 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information," which outlines certain risks regarding the Company's forward-looking statements. Copies of the Company's SEC filings may be obtained from the SEC, and are available on Twin Disc's web site (www.twindisc.com), or by request from the Investor Relations department at the Company.

Non-GAAP Financial Disclosures

Financial information excluding the impact of asset impairments, restructuring charges, foreign currency exchange rate changes and the impact of acquisitions, if any, in this presentation are not measures that are defined in U.S. Generally Accepted Accounting Principles ("GAAP"). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company's business performance and trends excluding these amounts. These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Investment Highlights



Leader in global power transmission technology

Diversified IP-protected portfolio

Healthy backlog and robust project pipeline

Benefitting from industry tailwinds

Margin enhancement driving results

Successful integration of acquisitions

Strong cash flow generation and balance sheet

1Q Financial & Operational Highlights

$88.7M Sales
10.9% increase YoY

$7.7M EBITDA
63% increase YoY

$3.4M Net Income

$5.6M FCF

- **Defense continues to be a key growth driver** supported by growing U.S. Navy and NATO demand
- **Record six-month backlog of $190.6 million** up 7% from fiscal year end, supported by strong interest and sales momentum behind a robust project pipeline
- **Strong free cash flow of $5.6 million** and reduced net debt despite increased capital expenditures to support future growth
- **Increased quarterly cash dividend by 25%** to $0.05 per share
- **Building on fiscal 2026 momentum,** with strong demand across our end markets

Defense Remains a Key Long-Term Driver

Delivering Results

~24% Defense as a % of total backlog*

+104% YoY increase in Defense total backlog*

$30–50M Identified defense pipeline

Major Geographies

North America
Europe
Asia Pacific

Select Defense End Users

U.S. ARMY

Marine & Propulsion Systems

14%

1Q27 YoY
sales increase

- Performance driven by continued **demand for Veth and Kobelt product**
- Improved military demand for marine transmissions
- Improved commercial maritime demand in Asia
- Generally strong market conditions



Land-Based Transmissions

- **FY 1Q27 sales decreased by 15% YoY**
- **Beginning in FY 1Q27, all Katsa sales previously classified in Land-Based Transmission are now classified in Industrial;** in FY 1Q27, $4.7 million in revenue that would previously have been classified in Land-Based Transmission was classified in Industrial
- **Oil and gas continues to increase as a percentage of total backlog** and higher alternative fuel sales carry a more favorable margin profile
- **Increase in global demand** for energy related products and orders for energy applications
- Improving sentiment among North American energy customers points to additional investment in frack rigs, rebuilds, and new units
- **Strengthening demand** trends across core geographic markets: North America, Latin America, and China
- Continued progress on **next-generation electrified and hybrid solutions supporting long-term demand**



Industrial



- **1Q27 sales increased 35% YoY**
- **Beginning in FY 1Q27, all Katsa sales previously classified in Land-Based Transmission are now classified in Industrial;** in FY 1Q27, $4.7 million in revenue that would previously have been classified in Land-Based Transmission was classified in Industrial
- **Katsa** is performing well and represents a strong near-term growth driver via defense vehicle components in Europe
- **Katsa continues to make progress on new 54,000 square foot assembly plant in Finland;** expected to be fully operational in May 2027
- **Katsa is benefiting from data center construction** by providing components to major engine manufacturers who design and install backup power systems for these facilities
- **Kobelt product line contributing to segment growth**
- **Continued demand in North American construction & recycling markets**

Record Six-Month Backlog

Backlog And Inventory % Of Backlog



$163.3
$175.3
$179.5
$178.3
$190.6
117%
111%
107%
100%
94%
1QF26
2QF26
3QF26
4QF26
1QF27
Backlog ($MM)
Inventory (% Backlog)

- Six-month backlog at 1QF27 was approximately $190.6 million, up from $178.3 million at fiscal year end and $163.3 million a year ago, and a record on a reported basis
- Inventory as a percentage of backlog decreased to 94% in the quarter on the strength of improving operational execution
- Continue to make progress on shipments and reducing past-due backlog

Note: Backlog figures are reflective of a six-month period. The six-month order backlog is considered more representative of operating conditions than total backlog.

Long-Term Strategy


2030 FY Targets
$500M Revenue
30% Gross Margins
>60% FCF Conversion

Leading Hybrid/Electric solution provider for niche marine and land-based applications

Strategic acquisitions to reach new markets and geographies

Rationalize global footprint for efficiency and customer response

Increased focus on controls and system integration rather than individual components

M&A priorities: Industrial and Marine Technology (Hybrid focus)

Financial Overview



Financial Performance

Sales
($ in millions)



$80.0
$88.7
1QF26
1QF27

- Sales performance driven by expanding demand from the defense sector, improved oil and gas demand, and generally strong market conditions across the global enterprise
- Contribution from acquisitions and operational execution driving performance and sales growth

Earnings Per Share



$0.24
($0.04)
1QF26
1QF27

- EPS improvement was driven by an increase in operating income and a decrease in interest expense and other expense when compared to the first quarter of fiscal 2026

Sales Diversity

Sales By Product Group

($ in Millions)



$3.8
$10.4
$17.6
$48.2
$4.6
$14.0
$15.0
$55.2
1QF26
1QF27
Marine & Propulsion Systems
Land-Based Transmissions
Industrial
Other

- Consistent demand across core marine and propulsion end markets, particularly Veth products
- Acquired businesses (Katsa, Kobelt) continue to broaden product and end-market mix

Sales Mix By Geography



10%
18%
39%
33%
7%
20%
46%
26%
1QF26
1QF27
North America
Europe
Asia Pacific
Other

- Double digit sales growth in Europe was primarily driven by defense demand for Katsa products
- Double digit sales growth in Asia Pacific market was primarily driven by improved commercial maritime demand

Margins & Near-Term Expectations

First Quarter Twin Disc Gross Margin



28.7%
28.7%
1QF26
1QF27

First Quarter Gross Margin Drivers

- Consistent YoY margins reflect stronger growth in Katsa and Veth, which operate at gross margins below the company average and continue to improve. This was partially offset by favorable product mix in Land-Based Transmissions, including higher alternative fuel unit sales
- Long-term strategy continues to focus on enhancing margin profile and driving long-term profitability across the business

Strengthened Balance Sheet

Balance Sheet

($ in millions)


$43.7
$39.8
$14.2
$26.7
$29.5
$13.1
Total Debt
Cash
Net Debt
1QF26
1QF27

LTM EBITDA

($ in millions)


$22.0
$32.9
1QF26
1QF27

Net Leverage Ratio


1.3x
0.4x
1QF26
1QF27

Capital Allocation Framework



Organic Growth

- Research & Development
- Geographic Extension
- Marketing

Bolt-On & Transformational Acquisitions

- Strategic Fit
- Financial Fit (Internal Rate of Return > WACC)
- Ability to enhance network and capabilities

Return Capital To Shareholders & Deleverage

- Cash Dividends
- Share repurchases
- Debt Reduction

Focus on Further Diversifying Offerings to Strengthen Market Positioning

Summary

- **First quarter results built on fiscal 2026 momentum;** healthy defense demand and a record six-month backlog
- **Gross margins are expected to improve over time** as we diversify end markets and benefit from greater operating leverage
- **Defense momentum continues to build** in both backlog and pipeline, supporting longer-term growth
- **Investing for future growth**, including expansion of our European footprint and the build-out of our manufacturing capabilities in Racine with **financial discipline that strengthens our balance sheet and liquidity**
- **Focus on executing on operational initiatives, optimize our global footprint, and invest in long-term growth**, while carefully allocating capital and returning it to shareholders


MARINE SUCCESS


Q&A
TWIN DISC

Appendix


TWIN DISC

Reconciliation Of Non-GAAP Financial Measures To Reported Financial Measures

TWIN DISC

RECONCILIATION OF REPORTED NET SALES TO ORGANIC NET SALES
(In thousands; unaudited)

	1QF27	1QF26
Net Sales	$88,745	$79,996
Less: Acquisition	-	-
Less: Foreign Currency Impact	(708)	-
Organic Net Sales	$89,453	$79,996

Reconciliation Of Non-GAAP Financial Measures To Reported Financial Measures

TWIN DISC

RECONCILIATION OF TOTAL DEBT TO NET DEBT TO EBITDA
LEVERAGE RATIO CALCULATION
(In thousands; unaudited)

	September 30, 2026	September 30, 2025
Current maturities of long-term debt	$1,500	$3,000
Long-term debt	38,295	40,719
Total debt	**$39,795**	**$43,719**
Less cash	26,728	14,241
Net debt	**$13,067**	**$29,478**
LTM EBITDA	32,883	22,011
Net Leverage Ratio	**0.4x**	**1.3x**

Reconciliation Of Non-GAAP Financial Measures To Reported Financial Measures

TWIN DISC

RECONCILIATION OF CONSOLIDATED NET INCOME TO EBITDA
(In thousands; unaudited)

	1Q27	FY26	4QF26	3QF26	2QF26 (As Adjusted)	1QF26
Net Income (loss) attributable to Twin Disc	$3,445	$27,077	$9,360	$3,325	$14,909	($518)
Interest expense	428	3,078	715	790	772	800
Income tax expense	415	(13,974)	(2,477)	1,839	(14,318)	983
Depreciation and amortization	3,399	13,746	3,520	3,425	3,336	3,464
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$7,687	$29,927	$11,118	$9,379	$4,699	$4,729

Reconciliation Of Non-GAAP Financial Measures To Reported Financial Measures

TWIN DISC

RECONCILIATION OF NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands; unaudited)

	1Q27	1Q26
Net cash provided (used) by operating activities	$11,340	($7,524)
Acquisition of property, plant, and equipment	(5,784)	(3,430)
Free cash flow	$5,556	($10,954)